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Exhibit 11 - Statements Re:  Computation of Per Share Earnings


                           Community Bancshares, Inc.
                   Computation of Net Income per Common Share

The following tabulation presents the calculation of basic and fully diluted earnings per common share for the Three Months Ended, March 31, 2002 and 2001.
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                                                                                       For the Three Months Ended,
                                                                                          2002            2001
                                                                                     -------------   --------------
Reported net income...............................................................   $   1,232,513   $     805,090
                                                                                     =============   =============

Earnings on common shares.........................................................   $   1,232,513   $     805,090
                                                                                     =============   =============

Weighted average common shares outstanding - basic................................       4,625,949       4,501,415
                                                                                     =============   =============

Earnings per common share- basic
   Income from continuing operations..............................................   $        0.27   $        0.18
                                                                                     =============   =============

   Net income.....................................................................   $        0.27   $        0.18
                                                                                     =============   =============


Weighted average common shares outstanding - diluted..............................       4,625,949       4,531,516
                                                                                     =============   =============

Earnings per common share- diluted
   Income from continuing operations..............................................   $        0.27   $        0.18
                                                                                     =============   =============

   Net income.....................................................................   $        0.27   $        0.18
                                                                                     =============   =============
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